Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NATIONAL FINANCIAL PARTNERS CORP.

1. The name of this corporation is National Financial Partners Corp.

2. The registered office of this corporation in the State of Delaware is: 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. The total number of shares of stock that this corporation shall have authority to issue is 100 shares of Common Stock, $0.10 par value per share. Each share of Common Stock shall be entitled to one vote.

5. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

6. The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the by-laws of this corporation, as in effect from time to time (the “By-laws”). The election of directors need not be by written ballot unless the By-laws shall so require.

7. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.

8. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

9. (a) This corporation shall, to the maximum extent permitted from time to time by law, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (i) by reason of the fact that such person is or was a director of the corporation or any predecessor of the corporation or is or was serving at the request of the corporation or any predecessor of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (ii) in such person’s capacity as an officer, employee or agent of the corporation or any predecessor of the corporation or in such person’s capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the corporation or any predecessor of the corporation (each such person described in the foregoing clauses (i) and (ii), a “Covered Person”), against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, proceeding or claim, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation or any predecessor of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the foregoing shall not require this corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized or consented to by the Board of Directors. Such indemnification and any advancement of expenses conferred in this paragraph 9 shall not be exclusive of other rights which any person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, or any by-law, statute, agreement, vote of directors or stockholders or otherwise. Any person seeking indemnification under this paragraph 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

(b) The corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person (or the heirs, executors and personal and legal representatives of such person) in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of an unsecured written undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified by the corporation under this paragraph 9, and such right to advancement of expenses shall continue as to a person who has ceased to be a director or officer of the corporation or any predecessor of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

(c) It is the intent that with respect to all advancement and indemnification obligations under this paragraph 9, the corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the corporation (or any affiliate of such shareholder, other than the corporation or any of its direct or indirect subsidiaries).

(d) This corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the provisions of this Second Amended and Restated Certificate of Incorporation.

(e) The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this paragraph 9 to the directors and officers of the corporation.

(f) The provisions of this paragraph 9 shall not be deemed to preclude the indemnification of and the advancement of expenses to any person who is not specified in this paragraph 9 but whom the corporation has the power to indemnify under law or otherwise.

(g) Any repeal or modification of the foregoing provisions of this paragraph 9 shall not adversely affect any right or protection of a Covered Person (or the heirs, executors and personal and legal representatives of such person) with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.

10. To the maximum extent permitted from time to time under the law of the State of Delaware, this corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the corporation. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this paragraph. As used herein, “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust association or any other entity.

11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws.

12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

13. The corporation shall not be governed by Section 203 of the DGCL.

* * * * *